CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 6, 2001, included in this Form 10-K, into Ramtron International Corporation's previously filed Registration Statement File Nos. 333-12265 and 333-33554 on Form S-8 and Registration Statement File Nos. 33-80411, 333-19119, 333-47615, 333-87107, 333-95209 and 333-42106 on
Form S-3.


/S/ Arthur Andersen LLP
Denver, Colorado,
  March 30, 2001

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